UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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[X] Soliciting Material Pursuant to §240.14a-12

COMTECH TELECOMMUNICATIONS CORP.
(Name of Registrant as Specified In Its Charter)
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Comtech Telecommunications Corp. (“Comtech” or the “Company”) is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the upcoming Fiscal 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Comtech.  On November 14, 2011, Comtech filed with the SEC a preliminary proxy statement in connection with the Fiscal 2011 Annual Meeting.

The items included in this filing are various communications between Comtech and MMI Investments, L.P. (“MMI”) and the individuals proposed by MMI as director nominees.

Item 1.     Letter dated November 3, 2011 from Comtech to Mr. Jerome Lande, a director nominee proposed by MMI for the Fiscal 2011 Annual Meeting, acknowledging Mr. Lande’s letter dated October 27, 2011 declining an invitation made by Comtech to meet with the Nominating and Governance Committee of the Board of Directors of Comtech to discuss his nominee’s qualifications and the qualifications of Mr. Samme Thompson.

[Comtech letterhead]

November 3, 2011

Mr. Jerome J. Lande
c/o MCM Capital Management, LLC
1370 Avenue of the Americas
New York, NY  10019

Dear Mr. Lande:

It is regrettable that you have declined, by your letter to me dated October 27, to meet with the Nominating and Governance Committee of the Board of Directors of Comtech Telecommunications Corp. to discuss your qualifications and those of Mr. Thompson to serve as directors of Comtech.

As you know, Comtech’s Nominating and Governance Committee’s charter provides for the ability of stockholders to make suggestions for candidates for membership on the Board of Directors and requires the Committee to evaluate those suggested candidates on the same basis as other candidates.  We believe this requirement serves the interests of our stockholders, as it puts all potential candidates on an equal footing with respect to the Committee’s evaluation process.  Against that background, and particularly in light of your expressed desire to give our stockholders the chance to vote for MMI’s nominees without having to expend MMI’s own funds, you and Mr. Thompson should have taken the opportunity to meet with us.

I can assure you that Comtech has never sought the disruption and financial burden of a protracted proxy fight. It is unfortunate that MMI has imposed this burden on its fellow stockholders, who own 97% of the outstanding shares, especially in light of your refusal to allow the Nominating and Governance Committee an opportunity to meet with you and Mr. Thompson to review your qualifications to serve as directors.

Regarding the “serious confidential settlement negotiations” requested in your letter, as you are well aware, you and Clay Lifflander met with Comtech’s CEO and CFO at MMI’s request on September 20 and, at that time, you and Mr. Lifflander agreed to meet again after the release of Comtech’s year-end earnings report and filing of its 10-K to continue the conversation and engage in a meaningful dialogue. MMI chose not to meet and instead to issue a public letter.

Despite the foregoing, we are willing to engage in “serious confidential settlement negotiations.” As such, please sign the attached confidentiality agreement and return it to my attention. We can then schedule a mutually agreeable date and time. As you know, time is short, so we would appreciate your response as soon as possible.

Very truly yours,

/s/ Edwin Kantor
Edwin Kantor
Lead Independent Director
Chairman of the Nominating and Governance Committee

Item 2.     Confidential Settlement Communications Agreement, dated November 7, 2011, by and between Comtech Telecommunications Corp. and MMI Investments, L.P.

CONFIDENTIAL SETTLEMENT COMMUNICATIONS AGREEMENT

This Agreement, dated November 7, 2011, is made by and between Comtech Telecommunications Corp. (“Comtech”) and MMI Investments, L.P. (“MMI”).  Each of Comtech and MMI are referred to herein as a “Party,” and, together, as the “Parties”).

WHEREAS, the Parties wish to engage in confidential settlement discussions (the “Discussions”) relating to MMI’s notice of its intention to nominate two individuals to serve as members of the Board of Directors of Comtech.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged by the Parties, the Parties hereby agree as follows:

1.    Confidential Communications.  All statements made during the course of the Discussions by, or on behalf of, either Party (“Confidential Statements”) (a) are confidential and shall not be disclosed by either Party to any persons, except by a Party to its Representatives, as hereinafter defined, who agree to be bound by the confidentiality provisions of this Agreement; (b) are made without prejudice to the Parties’ respective legal positions; and (c) are non-discoverable and inadmissible for any purpose, including, without limitation, in any legal proceeding, provided, however, each of the Parties shall be permitted to disclose the existence of this Agreement to the extent required under the federal securities laws including, but not limited to, Section 13(d) and Regulations 14A of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).  Nothing in the immediately preceding sentence shall preclude either Party from disclosing that the Discussions are occurring or have occurred.  As used in this Agreement, the term “person” shall be broadly interpreted to include, without limitation, the media and any corporation, partnership, group, individual or other entity; and the term “Representative” means a Party’s directors, officers, employees, partners, affiliates, agents, attorneys and advisors.  Each Party shall be responsible for any breach of this Agreement by any of its Representatives.

2.    Material Non-Public Information.   Comtech acknowledges that it does not intend during the course of the Discussion to provide MMI with any material non-public information, as such term is interpreted in judicial opinions construing Rule 10b-5 under the Exchange Act, regarding Comtech and its operations or otherwise relating to Comtech (such information, “Material Nonpublic Information”).  Comtech will not disclose to MMI or its Representatives during the course of the Discussions any Material Nonpublic Information without MMI’s prior written consent; provided, however, that since the Discussions are intended to address matters relating to the composition of Comtech’s Board of Directors, Comtech shall be free to make statements during the course of the Discussions relating to director nominees and/or the composition of Comtech’s Board of Directors (“Board Subject Matter”), whether or not any such statements constitute Material Nonpublic Information, and the Parties shall comply with the provisions of paragraph 1 hereof with respect to such statements.  In the event that Comtech determines that, during the course of the Discussion, Material Nonpublic Information (other than with respect to Board Subject Matter) was disclosed by it to MMI or its Representatives without MMI’s prior written consent, then Comtech shall promptly notify MMI thereof and comply with Regulation FD under the Exchange Act and make public disclosure of such Material Nonpublic Information pursuant to Rule 101(e) thereunder.  If Comtech fails to comply with Regulation FD within five (5) business days after the disclosure of the Material Nonpublic Information was made to MMI, then MMI shall be entitled to make a public disclosure of such Material Nonpublic Information.

3.    Injunctive Relief.  The Parties acknowledge that money damages would not be a sufficient remedy for any breach of this Agreement by either Party or its Representatives.  Accordingly, in addition to all other remedies, the non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and each Party hereby waives, and shall use its best efforts to cause its Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedy.

4.    Compelled Disclosure.  In the event that a Party (the “Disclosing Party”) is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings or investigations, subpoenas, civil investigative demand or similar judicial or regulatory process), in connection with any proceeding or investigation, to disclose any Confidential Statement(s), the Disclosing Party will give the other Party (the “Non-Disclosing Party”) prompt written notice of such request or requirement so that the Non-Disclosing Party may seek an appropriate protective order or other remedy and/or waive compliance with the provisions of this Agreement, and the Disclosing Party, at its own expense, will cooperate with the Non-Disclosing Party to obtain such protective order.  In the event that such protective order or other remedy is not obtained or the Non-Disclosing Party waives compliance with the provisions of this Agreement, (a)  the Disclosing Party (or such other persons to whom such request is directed) will disclose only such Confidential Statements as, in the opinion of the Disclosing Party’s counsel, are legally required to be disclosed; and (b) upon the Non-Disclosing Party’s request, the Disclosing Party shall, at its own expense, use commercially reasonable efforts to obtain assurances that confidential treatment will be accorded to such Confidential Statements.

5.    Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflict of laws principles or rules. In the event of any litigation arising hereunder, the Parties agree to submit to the exclusive jurisdiction of the federal and state courts of the State of Delaware.

6.    General Matters.  This Agreement (a) may not be amended or modified in any respect except in a written document signed by each of the Parties; and (b) shall terminate on the third anniversary of the date hereof.

IN WITNESS, WHEREOF, each Party has caused this Agreement to be executed by an authorized representative of such Party as of the day and year first above written.

Comtech Telecommunications Corp.		MMI Investments, L.P.
By:	/s/ Michael D. Porcelain	By:	/s/ Jerome Lande
	Name: Michael D. Porcelain		Name: Jerome Lande
	Title: Senior Vice President and Chief Financial Officer		Title: EVP

Item 3.     Letter dated October 20, 2011 from Comtech Telecommunications Corp. to Mr. Samme L. Thompson, a director nominee proposed by MMI for the Fiscal 2011 Annual Meeting, requesting a meeting on behalf of the Nominating and Governance Committee of the Board of Directors of Comtech to discuss the nominee’s qualifications.

[Comtech letterhead]

October 20, 2011

Mr. Samme L. Thompson
c/o Telit Associates, Incorporated
1430 North Astor Street, Unit 12BC
Chicago, Illinois  60610

Dear Mr. Thompson:

As you know, MMI Investments, L.P. has notified Comtech Telecommunications Corp. that it intends to nominate you for election to the Board of Directors of Comtech.  On behalf of the Nominating and Governance Committee of the Board of Directors, I invite you to meet with us so that we can discuss with you your qualifications.  Please contact me at your earliest convenience in order to schedule a meeting either in Manhattan or in Melville, as you prefer, during the week of October 31.

Very truly yours,

/s/ Edwin Kantor
Edwin Kantor
Lead Independent Director
Chairman of the Nominating and Governance Committee

Item 4.     Letter dated October 20, 2011 from Comtech Telecommunications Corp. to Mr. Jerome J. Lande, a director nominee proposed by MMI for the Fiscal 2011 Annual Meeting, requesting a meeting on behalf of the Nominating and Governance Committee of the Board of Directors of Comtech to discuss the nominee’s qualifications.

[Comtech letterhead]

October 20, 2011

Mr. Jerome J. Lande
c/o MCM Capital Management, LLC
1370 Avenue of the Americas
New York, NY  10019

Dear Mr. Lande:

As you know, MMI Investments, L.P. has notified Comtech Telecommunications Corp. that it intends to nominate you for election to the Board of Directors of Comtech.  On behalf of the Nominating and Governance Committee of the Board of Directors, I invite you to meet with us so that we can discuss with you your qualifications.  Please contact me at your earliest convenience in order to schedule a meeting either in Manhattan or in Melville, as you prefer, during the week of October 31.

Very truly yours,

/s/ Edwin Kantor
Edwin Kantor
Lead Independent Director
Chairman of the Nominating and Governance Committee

About Comtech
Comtech Telecommunications Corp. (“Comtech” or the “Company”) designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, RF microwave amplifiers and mobile data communications. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company’s performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions; risks associated with the Company’s legal proceedings and other matters; risks associated with the Company’s MTS and BFT contracts, including the Company's ongoing negotiations with the U.S. Army and pending audit ofits BFT-1 contract; risks associated with the Company’s obligations under its revolving credit facility; and other factors described in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Important Information
On November 14, 2011, Comtech filed with the SEC a preliminary proxy statement in connection with the upcoming Fiscal 2011 Annual Meeting of Stockholders (the “Annual Meeting”), which is available free of charge at the SEC’s website at www.sec.gov and Comtech’s website at www.comtechtel.com. Comtech plans to file with the SEC and mail to its stockholders a definitive proxy statement in connection with the Annual Meeting. Investors and security holders are urged to read the preliminary proxy statement, which is available now, and the definitive proxy statement relating to the Annual Meeting and any other relevant documents, including the WHITE proxy card, filed with the SEC when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents, including the WHITE proxy card, that Comtech files with the SEC at the SEC’s website at www.sec.gov and Comtech’s website at www.comtechtel.com. In addition, the definitive proxy statement and other documents, including the WHITE proxy card, filed by Comtech with the SEC may be obtained from Comtech free of charge by directing a request to Comtech Telecommunications Corp., Attn: Investor Relations, 68 South Service Road, Suite 230, Melville, New York 11747.

Certain Information Regarding Participants
Comtech, its directors and certain executive officers and employees may be deemed to be participants in the solicitation of Comtech’s security holders in connection with the Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Comtech’s Annual Report on Form 10-K for the year ended July 31, 2011, which was filed with the SEC on September 27, 2011, and its preliminary proxy statement for the Annual Meeting, which was filed with the SEC on November 14, 2011. To the extent holdings of Comtech securities have changed since the amounts printed in the preliminary proxy statement for the Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals can also be obtained from the proxy statement relating to the Annual Meeting when it is filed by Comtech with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Comtech’s website at www.comtechtel.com.